Exhibit 10.1

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT, dated as of July 31, 2006 (this "Agreement"), by and among (a) Oppenheimer Holdings Inc., a Canadian corporation (the "Parent"), (b) E. A. Viner International Co., a Delaware corporation and a wholly-owned subsidiary of the Parent (the "Company"), and (c) Canadian Imperial Bank of Commerce, a bank under the laws of Canada ("CIBC").  The Parent, the Company and CIBC are collectively referred to herein as the "Parties" and each individually as a "Party."

W I T N E S S E T H:

WHEREAS, the Company issued and sold to CIBC (a) on January 6, 2003, the Variable Rate Exchangeable Debenture due 2013, in the original principal sum of $69,980,828 (the "First Exchangeable Debenture"), and (b) on May 12, 2003, the Second Variable Rate Exchangeable Debenture due 2013, in the original principal sum of $90,841,572 (the "Second Exchangeable Debenture" and, together with the First Exchangeable Debenture, the "Debentures"), as partial consideration in respect of the Parent's acquisition from CIBC of the United States Private Client and Asset Management Divisions of CIBC World Markets Corp. (collectively, the "World Markets Acquisition");

WHEREAS, upon the terms set forth in this Agreement, on the Initial Closing Date (as defined below), the Company desires to purchase from CIBC, and CIBC desires to sell to the Company, all right, title and interest of CIBC in and to (a) $49,980,828 aggregate principal amount of the First Exchangeable Debenture and (b) all outstanding aggregate principal amounts under the Second Exchangeable Debenture (collectively, the "Initial Purchase Debentures"), in each case, plus accrued and unpaid interest thereon up to and including the Initial Closing Date;

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, on the Subsequent Closing Date (as defined below), the Company desires to purchase from CIBC, and CIBC desires to sell to the Company, all right, title and interest of CIBC in and to $20,000,000 aggregate principal amount of the First Exchangeable Debenture (the "Subsequent Purchase Debenture"), plus accrued and unpaid interest thereon up to and including the Subsequent Closing Date; and

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Parent, the Company and CIBC desire to irrevocably terminate in all respects as of the Subsequent Closing (as defined below), (a) the Stakeholders Agreement, dated as of December 9, 2002, by and among the Parent, CIBC and the Parent Stockholders (as defined below) (the "Stakeholders Agreement") and (b) the Registration Rights Agreement, dated January 2, 2003, by and between the Parent and CIBC (the "Registration Rights Agreement"), in each case, entered into in connection with the World Markets Acquisition.

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NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, conditions and agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

SECTION 1.

Definitions.  As used herein, the following terms shall have the following respective meanings:

(a)

"Affiliate" shall mean any Person who or which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, any specified Person; provided, that in no event shall CIBC be deemed an Affiliate of the Company or any of its Affiliates solely by reason of its ownership of the Debentures.  For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of debt or equity securities or other debt or equity ownership interest, by contract or otherwise.

(b)

"Agreement" shall have the meaning ascribed to it in the preamble hereto.

(c)

"CIBC" shall have the meaning ascribed to it in the preamble hereto.

(d)

"Class A Shares" shall mean the Class A non-voting shares of the Parent.

(e)

"Class B Shares" shall mean the Class B voting shares of the Parent.

(f)

"Commitment Letter" shall mean the commitment letter (together with the fee letter incorporated therein by reference) from Morgan Stanley Senior Funding, Inc. with respect to the debt financing of the Company for the transactions contemplated hereby, a copy of which has previously been provided to CIBC in connection with the Letter of Intent.

(g)

"Company" shall have the meaning ascribed to it in the preamble hereto.

(h)

"Debentures" shall have the meaning ascribed to it in the recitals hereto.

(i)

"FIRPTA Certificate" shall mean a certificate of the Company, in a form reasonably acceptable to CIBC, issued pursuant to and in compliance with Treasury Regulation section 1.1445-2(c)(3) and section 1.897-2(h) (including the making of any required filings with the Internal Revenue Service), certifying that an interest in

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the Company is not a United States real property interest within the meaning of Treasury Section 897(c) of the Internal Revenue Code.

(j)

"First Exchangeable Debenture" shall have the meaning ascribed to it in the recitals hereto.

(k)

"Governmental Entity" shall mean any court, administrative agency or commission, government, self-regulatory organization, federal, state, provincial, municipal, local or other governmental entity, authority or instrumentality, whether domestic or foreign, or any court, tribunal or arbitrator.

(l)

"Initial Closing" shall have the meaning ascribed to it in Section 4(a)(i).

(m)

"Initial Closing Date" shall mean the date upon which the Initial Closing occurs.

(n)

"Initial Purchase" shall have the meaning ascribed to it in Section 4(a)(i).

(o)

"Initial Purchase Debentures" shall have the meaning ascribed to it in the recitals hereto.

(p)

"Initial Purchase Price" shall have the meaning ascribed to it in Section 3(a)(i).

(q)

"Letter of Intent" shall mean the letter of intent and accompanying term sheet, dated as of June 16, 2006, by and between the Parent and CIBC.

(r)

"Lowenthal Group" shall mean the following stockholders of Class B Shares:  (i) Albert G. Lowenthal, (ii) Phase II Financial L.P., a New York limited partnership, (iii) Phase II Financial Limited, an Ontario corporation, and (iv) The Albert G. Lowenthal Foundation.

(s)

"NYSE" shall mean the New York Stock Exchange.

(t)

"NYSE Approvals" shall mean all required approvals, consents and authorizations of, or notifications to, the NYSE, including approval from the NYSE in connection with any capital withdrawals from Oppenheimer in connection with the transactions contemplated hereby.

(u)

"Oppenheimer" shall mean Oppenheimer & Co., Inc., a New York corporation and a wholly-owned broker-dealer subsidiary of the Parent.

(v)

"Parent" shall have the meaning ascribed to it in the preamble hereto.

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(w)

"Parent Sale" shall mean (i) the consolidation, merger, recapitalization or similar business combination of the Parent or any other transaction or series of transactions, including any tender offer or exchange offer, whereby any "person" or related "group" of "persons" (as such terms are used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (other than any of the Parent Stockholders or any of their respective Related Persons or any of the Parent's wholly-owned subsidiaries), directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), of more than fifty percent (50%) of the issued and outstanding Class A Shares and the Class B Shares, or of securities of the Parent possessing more than fifty percent (50%) of the total combined voting power of the Parent's securities outstanding, (ii) the voluntary or involuntary sale, assignment, transfer, conveyance or other disposition by the Parent, directly or indirectly, in one or a series of related transactions, of all or substantially all of the assets of the Parent to any "person" (as defined above) (other than any of the Parent Stockholders or any of their respective Related Persons or any of the Parent's wholly-owned subsidiaries), (iii) any transaction or series of related transactions that constitute a going private "Rule 13e-3 transaction" (within the meaning of Rule 13e-3 under the Exchange Act) by one or more members of the Lowenthal Group as a result of which the Lowenthal Group or any Related Person of the Lowenthal Group has beneficial ownership of all or substantially all of the outstanding equity securities of  the Parent and the Parent is no longer a reporting company under the Exchange Act or (iv) any public tender offer or exchange offer pursuant to Rule 13e-4 under the Exchange Act by the Lowenthal Group or any member or Related Person thereof pursuant to which the Lowenthal Group acquires all or substantially all of the outstanding equity securities of  the Parent.

(x)

"Parent Sale Closing" shall have the meaning ascribed to it in Section 8(e).

(y)

"Parent Sale Initiation" shall mean (i) the issuance by, or on behalf of, the Parent, of a press release announcing a Parent Sale and/or (ii) the execution and delivery by the Parent or any of its Affiliates of any written agreement in principle, letter of intent or definitive agreement containing pricing and other material terms with respect to a Parent Sale.

(z)

"Parent Stockholders" shall mean the following stockholders of Class B Shares that are party to the Stakeholders Agreement:  (i) Albert G. Lowenthal, (ii) Phase II Financial L.P., a New York limited partnership, (iii) Phase II Financial Limited, an Ontario corporation, (iv) The Albert G. Lowenthal Foundation, (v) Olga Roberts and (vi) Elka Estates Limited, an Ontario corporation.

(aa)

"Party" and "Parties" shall have the respective meanings ascribed to them in the preamble hereto.

(bb)

"Per Share Purchase Price" shall mean either (x) in connection with a Parent Sale of the type described in clause (i), (iii) or (iv) of the definition of

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"Parent Sale," the average price per share paid for each of the then outstanding Class A Shares and Class B Shares, on a fully-diluted basis, or (y) in connection with a Parent Sale of the type described in clause (ii) of the definition of "Parent Sale," an amount equal to the book value per share of the then outstanding Class A Shares and Class B Shares, on a fully-diluted basis, as set forth in the books and records of the Parent immediately following such Parent Sale.

(cc)

"Person" shall mean any individual, corporation, partnership, association, trust, limited liability company or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

(dd)

"Registration Rights Agreement" shall have the meaning ascribed to it in the recitals hereto.

(ee)

"Related Person" shall mean, with respect to any Person, (i) any controlling stockholder or a majority (or more) owned subsidiary of such Person or, in the case of an individual, any spouse or immediate family member of such Person, any trust created for the benefit of such individual or such individual's estate, executor, administrator, committee or beneficiaries or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority (or more) controlling interest of which consist of such subject Person and/or such other Persons referred to in clause (i) hereof.

(ff)

"Second Exchangeable Debenture" shall have the meaning ascribed to it in the recitals hereto.

(gg)

"Stakeholders Agreement" shall have the meaning ascribed to it in the recitals hereto.

(hh)

"Stock Price" shall mean $27.13, subject to customary adjustments for stock splits, combinations, extraordinary dividends or distributions, reclassifications, recapitalizations and similar transactions.

(ii)

"Subsequent Closing" shall have the meaning ascribed to it in Section 4(a)(ii).

(jj)

"Subsequent Closing Date" shall mean the date upon which the Subsequent Closing occurs.

(kk)

"Subsequent Closing Deadline" shall have the meaning ascribed to it in Section 4(a)(ii).

(ll)

"Subsequent Purchase" shall have the meaning ascribed to it in Section 4(a)(ii).

(mm)

"Subsequent Purchase Debenture" shall have the meaning ascribed to it in the recitals hereto.

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(nn)

"Subsequent Purchase Price" shall have the meaning ascribed to it in Section 3(a)(ii).

(oo)

"World Markets Acquisition" shall have the meaning ascribed to it in the recitals hereto.

(pp)

"Zero Coupon Note shall have the meaning ascribed to it in Section 2.

SECTION 2.

Consent to the Financing.  Notwithstanding anything to the contrary in the Debentures or in the Second Amended and Restated Promissory Note, dated April 30, 2003 (the "Zero Coupon Note"), made by Viner Finance Inc., a wholly-owned subsidiary of the Company, in connection with the World Markets Acquisition for the benefit of CIBC World Markets Corp., a subsidiary of CIBC, CIBC, for so long as any portion of the Debentures (including the Subsequent Purchase Debenture) is owned by CIBC, agrees and consents that the incurrence of indebtedness pursuant to the financing of the Company for the transactions contemplated by the Commitment Letter and the entering into of any agreements or instruments in connection therewith by the Parent, the Company or any of their respective Affiliates shall be permitted indebtedness under the Debentures and the Zero Coupon Note and shall not be deemed to be in violation of the terms of the Debentures or the Zero Coupon Note in any respect.

SECTION 3.

Purchase of the Debentures.

(a)

Purchase and Sale of the Debentures.

(i)

At the Initial Closing, upon the terms set forth in this Agreement, the Company agrees to purchase and acquire from CIBC, and CIBC hereby agrees to sell, assign, transfer and deliver to the Company, the Initial Purchase Debentures for the aggregate cash purchase price of $141,307,454.93 (the "Initial Purchase Price").

(ii)

At the Subsequent Closing, upon the terms and subject to the conditions set forth in this Agreement, the Company agrees to purchase and acquire from CIBC, and CIBC hereby agrees to sell, assign, transfer and deliver to the Company, the Subsequent Purchase Debenture for the aggregate cash purchase price of an amount equal to $20,000,000, plus accrued and unpaid interest thereon up to and including the Subsequent Closing Date (the "Subsequent Purchase Price").

(iii)

If the Subsequent Purchase Debenture has not been purchased by the Company from CIBC as a result of not meeting the conditions of  closing prior to the Subsequent Closing Deadline, notwithstanding anything to the contrary in the Subsequent Purchase Debenture, the Parties agree that, from and after the Subsequent Closing Deadline through January 15, 2007, upon ten (10) days notice by the Parent to CIBC, the Company shall have the right to purchase and acquire from CIBC, and CIBC shall sell, assign, transfer and deliver to the Company, the Subsequent Purchase Debenture.

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(b)

Purchase Price.

(i)

At the Initial Closing, upon the terms set forth in this Agreement, as consideration in full for the Initial Purchase Debentures, the Company shall cause the Initial Purchase Price, net of the applicable tax withholding amount of $48,505.49, to be paid to CIBC by wire transfer of immediately available funds to an account designated by CIBC prior to the Initial Closing Date.

(ii)

At the Subsequent Closing, upon the terms and subject to the conditions set forth in this Agreement, as consideration in full for the Subsequent Purchase Debenture, the Company shall cause the Subsequent Purchase Price, net of any applicable tax withholding amounts, to be paid to CIBC by wire transfer of immediately available funds to an account designated by CIBC prior to the Subsequent Closing Date.

(c)

Debentures.

(i)

At the Initial Closing, upon the terms set forth in this Agreement, (A) CIBC shall deliver to the Company the original certificates evidencing the Debentures, such certificates endorsed in blank by an effective endorsement, against payment of the Initial Purchase Price for the Initial Purchase Debentures and (B) the Company shall issue to CIBC at the Initial Closing an original certificate evidencing the Subsequent Purchase Debenture.

(ii)

At the Subsequent Closing, upon the terms and subject to the conditions set forth in this Agreement, CIBC shall deliver to the Company the original certificate evidencing the Subsequent Purchase Debenture, such certificate endorsed in blank by an effective endorsement, against payment of the Subsequent Purchase Price therefor.

SECTION 4.

The Closing.

(a)

Closing.

(i)

The initial closing  (the "Initial Closing") with respect to the transactions contemplated hereby in connection with, among other things, the purchase and sale of the Initial Purchase Debentures and all transactions related thereto (collectively, the "Initial Purchase") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 at 10:00 a.m. on the date hereof, or at such other location as the Parties shall agree contemporaneous with the execution and delivery of this Agreement.

(ii)

The subsequent closing (the "Subsequent Closing") with respect to the transactions contemplated hereby in connection with, among other things, the purchase and sale of the Subsequent Purchase Debenture and all transactions related thereto (collectively, the "Subsequent Purchase") shall take place, upon ten (10) days notice by the Parent to CIBC, at the offices of Skadden, Arps, Slate, Meagher &

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Flom LLP, Four Times Square, New York, New York 10036 at 10:00 a.m. on a date that is no later than ninety (90) days following the Initial Closing Date (the "Subsequent Closing Deadline"), or at such other location or date as the Parties shall agree, following the satisfaction or waiver of each of the conditions set forth herein.

(b)

Initial Closing Deliveries.

(i)

At or prior to the Initial Closing, the Parent or the Company shall deliver, or cause one or more of its respective Affiliates to deliver, to CIBC:

(A)

copies of all necessary corporate approvals on the part of the Company and the Parent in connection with this Agreement and the consummation of the Initial Purchase; and

(B)

copies or other evidence, if any, of any NYSE Approvals related to the Initial Purchase.

(ii)

At the Initial Closing, the Parent or the Company shall deliver, or cause one or more of its respective Affiliates to deliver, to CIBC:

(A)

the Initial Purchase Price as provided in Section 3(b)(i);

(B)

the original certificate evidencing the Subsequent Purchase Debenture, as provided in Section 3(c)(i)(B); and

(C)

the duly executed FIRPTA Certificate related to the Initial Purchase; and

(D)

such other documents and instruments as counsel for the Parent, the Company and CIBC mutually agree to be reasonably necessary to consummate the Initial Purchase.

(iii)

At or prior to the Initial Closing, CIBC shall deliver, or cause one or more of its Affiliates to deliver, to the Company, copies of all necessary corporate approvals on the part of CIBC in connection with this Agreement and the consummation of the Initial Purchase.

(iv)

At the Initial Closing, CIBC shall deliver, or cause one or more of its Affiliates to deliver, to the Company:

(A)

the original certificates evidencing the Debentures, such certificates endorsed in blank by an effective endorsement, as provided in Section 3(c)(i)(A); and

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(B)

such other documents and instruments as counsel for the Parent, the Company and CIBC mutually agree to be reasonably necessary to consummate the Initial Purchase.

(c)

Subsequent Closing Deliveries.

(i)

At or prior to the Subsequent Closing, the Parent or the Company shall deliver, or cause one or more of its respective Affiliates to deliver, to CIBC:

(A)

copies of all necessary corporate approvals on the part of the Company and the Parent in connection with this Agreement and the consummation of the Subsequent Purchase (such copies to be provided only to the extent that the approvals described in Section 4(b)(i)(A) do not already cover the Subsequent Purchase); and

(B)

copies or other evidence, if any, of any NYSE Approvals related to the Subsequent Purchase.

(ii)

At the Subsequent Closing, the Parent or the Company shall deliver, or cause one or more of its respective Affiliates to deliver, to CIBC:

(A)

the Subsequent Purchase Price as provided in Section 3(b)(ii);

(B)

an amount in cash equal to accrued but unpaid fees required to be paid to CIBC hereunder pursuant to Section 9, if any;

(C)

the duly executed FIRPTA Certificate related to the Subsequent Purchase; and

(D)

such other documents and instruments as counsel for the Parent, the Company and CIBC mutually agree to be reasonably necessary to consummate the Subsequent Purchase.

(iii)

At or prior to the Subsequent Closing, CIBC shall deliver, or cause one or more of its Affiliates to deliver, to the Company, copies of all necessary corporate approvals on the part of CIBC in connection with this Agreement and the consummation of the Subsequent Purchase (such copies to be provided only to the extent that the approvals described in Section 4(b)(iii) do not already cover the Subsequent Purchase).

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(iv)

At the Subsequent Closing, CIBC shall deliver, or cause one or more of its Affiliates to deliver, to the Company:

(A)

the original certificate evidencing the Subsequent Purchase Debenture, such certificate endorsed in blank by an effective endorsement, as provided in Section 3(c)(ii); and

(B)

such other documents and instruments as counsel for the Parent, the Company and CIBC mutually agree to be reasonably necessary to consummate the Subsequent Purchase.

SECTION 5.

Termination of Certain Agreements.

(a)

Stakeholders Agreement.  Each of the Parties hereby agrees that effective upon the consummation of the Subsequent Closing, the Stakeholders Agreement shall irrevocably terminate in its entirety and that the Stakeholders Agreement shall have no further force or effect; provided, that the Parent shall cause each of the Parent Stockholders to execute a separate agreement which provides for the termination of the Stakeholders Agreement as of the Subsequent Closing Date by each Parent Stockholder.

(b)

Registration Rights Agreement.  Each of the Parent and CIBC hereby agrees that effective upon the consummation of the Subsequent Closing, the Registration Rights Agreement shall irrevocably terminate in its entirety and that the Registration Rights Agreement shall have no further force or effect.

(c)

Letter of Intent.  Each of the Parent and CIBC hereby agrees that effective upon the consummation of the Initial Closing, the Letter of Intent shall irrevocably terminate in its entirety and that the Letter of Intent shall have no further force or effect.

(d)

Other Agreements.  Except as set forth in Section 5(a), Section 5(b) and Section 8(a), the Parties hereby agree that neither this Agreement nor the consummation of the transactions contemplated hereby shall be deemed to terminate or modify in any respect any agreement, obligation or commitment or commercial arrangement between the Parent, the Company and their respective Affiliates, on the one hand, and CIBC and its respective Affiliates, on the other hand.  The execution of this Agreement and the consummation of the transactions contemplated hereby shall not constitute a waiver, release or discharge by any of the Parties or any of their respective present or former Affiliates of any past, pending or future losses, claims, liabilities, controversies, demands, actions, complaints, suits or causes of action of any kind whatsoever, in law or in equity, arising out of or relating to any agreement, obligation or commitment between the Parent, the Company and their respective Affiliates, on the one hand, and CIBC and its respective Affiliates, on the other hand (other than the

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Stakeholders Agreement, Registration Rights Agreement and Letter of Intent, which are terminated hereunder).

SECTION 6.

Representations and Warranties of the Company and the Parent.  The Company and the Parent, jointly and severally, hereby represent and warrant to CIBC as of the date of this Agreement, as of the Initial Closing Date and as of the Subsequent Closing Date, as follows:

(a)

Organization; Authority; Enforceability.

(i)

The Company is a corporation duly organized and validly subsisting under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The Parent is a corporation duly organized and validly subsisting under the laws of Ontario, Canada and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action, including any required stockholder approval, if any, on the part of each of the Company and the Parent.  This Agreement has been duly executed and delivered by each of the Company and the Parent and constitutes a valid and binding obligation of each of the Company and the Parent, enforceable against each of the Company and the Parent in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights.

(ii)

The execution and delivery of the Subsequent Purchase Debenture have been duly authorized by all necessary corporate action on the part of each of the Company and the Parent.  The Subsequent Purchase Debenture has been duly executed and delivered by each of the Company and the Parent and constitutes a valid and binding obligation of each of the Company and the Parent, enforceable against each of the Company and the Parent in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights.

(b)

No Violation; Consents and Approvals.  The execution and delivery of this Agreement and the Subsequent Purchase Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof and thereof shall not, conflict with, or result in any violation of or default under, (i) any provision of the articles of incorporation or by-laws (or similar organizational documents) of either the Company or the Parent, (ii) any judgment, order or decree, or material statute, law, ordinance, rule or regulation applicable to either the Company or the Parent or the property or assets of either the Company or the Parent or (iii) any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which either the Company or the Parent is a party or by which either the Company or the Parent may be bound or affected or to which any of its respective assets may be subject.  Except for the NYSE Approvals, no consent, approval, order or authorization of, or

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registration, declaration or filing with, or notification to, any Governmental Entity or any third party is required to be obtained or made by or with respect to the Company, the Parent or any of their respective Affiliates in connection with the execution and delivery of this Agreement or the consummation by either the Company or the Parent of the transactions contemplated hereby.

(c)

No Litigation.  There is no action, suit, investigation, arbitration or proceeding, including any regulatory proceeding, pending or, to the knowledge of the Company or the Parent, currently threatened against the Company or the Parent that questions the validity of this Agreement or the right of the Company or the Parent to enter into this Agreement or to consummate the transactions contemplated hereby.

(d)

Solvency.  Following the Initial Closing and the Subsequent Closing, after giving effect to the transactions contemplated by this Agreement, each of the Parent and the Company and their respective subsidiaries shall (i) have assets, both at a fair valuation and a present fair salable value, that exceeds its liabilities, including contingent, subordinated, unmatured, unliquidated and disputed liabilities, (ii) have sufficient capital with which to conduct its business and (iii) not have incurred debts beyond its ability to pay such debts as they mature.  For purposes of this representation, "debt" shall mean any liability on a claim, and "claim" shall mean (i) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) a right to an equitable remedy for breach of performance to the extent such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.  With respect to any such contingent liabilities, such liabilities shall be computed at the amount which, in light of all of the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

(e)

NYSE Approvals.  Each of Parent and the Company has obtained all required NYSE Approvals.

(f)

No Parent Sale Initiation.  Since the date of the Letter of Intent, no Parent Sale Initiation has occurred as of the Initial Closing Date.

(g)

Brokers.  Except in connection with the financing of the Company for the transactions contemplated hereby, neither the Company, the Parent nor any of their respective Affiliates has any liability or obligation to pay any fees or commissions to any investment banker, broker, finder or placement agent with respect to the transactions contemplated by this Agreement.

SECTION 7.

Representations and Warranties of CIBC.  CIBC hereby represents and warrants to each of the Parent and the Company as of the date of this Agreement, as of the Initial Closing Date and as of the Subsequent Closing Date, as follows:

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(a)

Organization; Authority; Enforceability.  CIBC is a bank duly organized and validly existing under the laws of Canada and has all requisite corporate or other power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action, including any required stockholder approval, if any, on the part of CIBC.  This Agreement has been duly executed and delivered by CIBC and constitutes a valid and binding obligation of CIBC, enforceable against CIBC in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights.

(b)

No Violation; Consents and Approvals.  The execution and delivery of this Agreement  do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof shall not, conflict with, or result in any violation of or default under, (a) any provision of the articles of incorporation or by-laws (or similar organizational documents) of CIBC, (b) any judgment, order or decree, or material statute, law, ordinance, rule or regulation applicable to CIBC or the property or assets of CIBC or (c) any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which CIBC is a party or by which CIBC may be bound or affected or to which any of its respective assets may be subject.  No consent, approval, order or authorization of, or registration, declaration or filing with, or notification to, any Governmental Entity or any third party is required to be obtained or made by or with respect to CIBC or any of its Affiliates in connection with the execution and delivery of this Agreement or the consummation by CIBC of the transactions contemplated hereby.

(c)

No Litigation.  There is no action, suit, investigation, arbitration or proceeding, including any regulatory proceeding, pending or, to the knowledge of CIBC, currently threatened against CIBC that questions the validity of this Agreement or the right of CIBC to enter into this Agreement or to consummate the transactions contemplated hereby.

(d)

Title to the Debentures.

(i)

CIBC now is and, at the time of delivery of the Initial Purchase Debentures and the Subsequent Purchase Debenture, as applicable, shall be the lawful owner of the Initial Purchase Debentures and the Subsequent Purchase Debenture, as applicable, to be sold by CIBC pursuant to this Agreement free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer, other than any restrictions on transfer imposed under applicable securities laws or pursuant to the terms of the Initial Purchase Debentures and the Subsequent Purchase Debenture, as applicable, or other defect in title.

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(ii)

Assuming that the Company has no notice of any adverse claims with respect to the certificates evidencing the Debentures and the Subsequent Purchase Debenture, as applicable, then, upon delivery to the Company of such certificates indorsed in blank by an effective endorsement, the Company shall acquire such certificates (and the Debentures and the Subsequent Purchase Debenture, as applicable, represented thereby) free of any adverse claims under Section 8-303 of the Uniform Commercial Code as in effect on the date hereof in the State of New York, other than any restrictions or transfer imposed under applicable securities laws.

(e)

Investment Purpose.  CIBC is acquiring the Subsequent Purchase Debenture for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.

(f)

Brokers.  Neither CIBC nor any of its Affiliates has any liability or obligation to pay any fees or commissions to any investment banker, broker, finder or placement agent with respect to the transactions contemplated by this Agreement.

SECTION 8.

Covenants of the Parties.

(a)

Conduct of Business.  Notwithstanding any agreements, arrangements or understanding between the Parties, the Parties acknowledge and agree that following the Initial Closing, (i) the Parent, the Parent Stockholders, the Company and their respective Affiliates shall not be restricted by any agreement with CIBC or any of its Affiliates in any manner from engaging in or conducting, directly or indirectly, any broker-dealer business in Canada, and (ii) CIBC and its Affiliates shall not be restricted by any agreement with the Parent, the Parent Stockholders, the Company or any of their respective Affiliates in any manner from engaging in or conducting, directly or indirectly, any broker-dealer business in the United States, in each case, subject to any applicable law, rule or regulation.

(b)

Public Disclosure.  The Parties shall not issue any report, statement or press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby, without prior consultation with and approval of the other Parties, except as may be required by law or stock exchange rule or may otherwise be necessary in order to discharge its disclosure obligations, in which case such Party nevertheless shall advise the other Parties and discuss the contents of the disclosure before issuing any such report, statement or press release.

(c)

Expenses.  Whether or not the transactions contemplated hereby are consummated pursuant hereto, CIBC, on the one hand, and the Company and the Parent, on the other hand, shall each pay all of their own fees and expenses in connection with or in anticipation of this Agreement and the consummation of the transactions contemplated hereby.

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(d)

Confidentiality.  The existence and terms of this Agreement and the Letter of Intent and the transactions contemplated hereby and thereby and any and all information obtained by the Parties pursuant to this Agreement, the Letter of Intent or otherwise in connection with the transactions contemplated hereby or by the Letter of Intent, including the Commitment Letter, shall be treated as confidential and shall not be disclosed, directly or indirectly, to any other Person, except that nothing herein shall prevent any of the Parties from disclosing any such information (i) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law (in which case such Party shall inform the other Parties, to the extent permitted by law, promptly thereof), (ii) upon the request or demand of any regulatory authority having jurisdiction over any Party (in which case such Party shall inform the other Parties promptly thereof), (iii) to the extent that such information becomes publicly available other than by reason of disclosure by any Party in violation of this Section 8(d) or (iv) to the each of the Parties' respective Affiliates and to each of the Parties' and the Parties' Affiliates' respective officers, directors, employees, attorneys, accountants, advisors and financing sources on a confidential and need-to-know basis.

(e)

Parent Sale.  If any Parent Sale Initiation occurs at any time during the period from and after the Initial Closing Date and on or prior to December 31, 2007 in connection with a Parent Sale for a Per Share Purchase Price greater than the Stock Price, then the Company shall pay to CIBC upon the date on which such Parent Sale has formally closed (the "Parent Sale Closing"), so long as such Parent Sale Closing occurs prior to the later of (i) twelve (12) months following such Parent Sale Initiation or (ii) December 31, 2007, an amount equal to the product of the number of Class A Shares that would have been issuable upon an exchange of the Debentures that have been purchased from CIBC by the Company as of such Parent Sale Closing pursuant to Section 5 of each the Debentures at the exchange price of $23.20 and:

(i)

If the Parent Sale Initiation occurs six (6) months or less after the Initial Closing Date, 80% of the amount representing the difference between the Per Share Purchase Price and the Stock Price;

(ii)

If the Parent Sale Initiation occurs more than six (6) months but not more than twelve (12) months after the Initial Closing Date, an amount equal to 60% of the amount representing the difference between the Per Share Purchase Price and the Stock Price; and

(iii)

If the Parent Sale Initiation occurs more than twelve (12) months after the Initial Closing Date, an amount equal to 40% of the amount representing the difference between the Per Share Purchase Price and the Stock Price;

provided, that the Parent and the Company hereby agree that in no event shall any Parent Sale Closing occur prior to the Subsequent Closing Deadline unless the Subsequent

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Closing has already been consummated prior to such Parent Sale Closing or is consummated contemporaneously with such Parent Sale Closing.

Any payments described in this Section 8(e) shall be made by the Company as promptly as practicable following the Parent Sale Closing, but in no event later than five (5) business days following such Parent Sale Closing, to CIBC by wire transfer of immediately available funds to an account designated by CIBC prior to such payment.  For the avoidance of doubt, any discussions, negotiations or due diligence investigation in connection with any proposed Parent Sale that precede a Parent Sale shall not constitute a Parent Sale Initiation and shall not by itself trigger the provisions of this Section 8(e).

(f)

NYSE Approvals.  The Parent and the Company shall use their respective best efforts to obtain all required NYSE Approvals.

(g)

Subsequent Purchase.  The Company shall use its best efforts to cause the Subsequent Purchase to occur on or before the Subsequent Closing Deadline or as soon as practicable thereafter.

SECTION 9.

Fees.

(a)

Fees. As consideration for CIBC agreeing to sell the Subsequent Purchase Debenture to the Company on the Subsequent Closing Date, the Company and/or the Parent hereby agrees to pay, or cause to be paid, to CIBC, in addition to any interest payments due and payable by the Company to CIBC pursuant to Section 1 of the Subsequent Purchase Debenture, the following fees:

(i)

An amount equal to 2 ½% per annum on the aggregate principal amount of the Subsequent Purchase Debenture from and after the Initial Closing Date until the earlier of (x) the Subsequent Closing or (y) the Subsequent Closing Deadline;

(ii)

If the Subsequent Closing has not occurred on or before the Subsequent Closing Deadline, an amount equal to 4% per annum on the aggregate principal amount of the Subsequent Purchase Debenture from and after the Subsequent Closing Deadline until the earlier of (x) the date on which the Subsequent Purchase Debenture is repurchased by the Company from CIBC pursuant to Section 3(a)(iii) or (y) December 31, 2006; and

(iii)

If the Subsequent Purchase Debenture is not repurchased by the Company from CIBC pursuant to Section 3(a)(iii) on or prior to December 31, 2006, an amount equal to 3% per annum on the aggregate principal amount of the Subsequent Purchase Debenture from and after December 31, 2006 until the earlier of (x) the date on which the Subsequent Purchase Debenture is repurchased by the Company from CIBC pursuant to Section 3(a)(iii) or (y) January 2, 2013.

(b)

Payment of Fees.  Any accrued but unpaid fees due to CIBC pursuant to this Section 9 shall be payable to CIBC on the earlier of (i) the Subsequent

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Closing Date or (ii) the last business day of each June and December following the initiation of such fee payment and shall be computed and paid in the same manner as interest is paid on the Subsequent Purchase Debenture pursuant to Section 1 thereof.

SECTION 10.

Conditions to Obligations of the Parties.  The respective obligations of each of the Parties to consummate the Subsequent Purchase are subject to the fulfillment at or prior to the Subsequent Closing of each of the following conditions (any or all of which may be waived in whole or in part by the Parties):

(a)

No Violation of Orders, Injunction or Regulatory Actions.  No preliminary or permanent injunction or other order issued by any Governmental Entity, no statute, rule or regulation, promulgated or enacted by any Governmental Entity, and no judgment, order, injunction or decree issued by a court of competent jurisdiction that prevents, restrains or prohibits the consummation of the transactions contemplated by this Agreement shall be in effect.

(b)

Receipt of NYSE Approvals.  All required NYSE Approvals shall have been received or made by the Parent and the Company.

SECTION 11.

Further Assurances.  Each of the Parties shall take or cause to be taken such further actions, execute, acknowledge, seal and deliver or cause to be executed, acknowledged, sealed and delivered such further instruments and documents and use such Party's reasonable best efforts to obtain such requisite consents as any other Party may from time to time reasonably request, at the expense of the Party so requesting, in order to consummate more effectively the transactions contemplated hereby.

SECTION 12.

Amendment, Modification and Waiver.  This Agreement may be amended, modified or supplemented at any time by written agreement of the Parties.  Any failure of any Party to comply with any term or provision of this Agreement may be waived by the other Parties at any time by an instrument in writing signed by or on behalf of such other Parties, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

SECTION 13.

Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, by mail (certified or registered mail, return receipt requested) or by facsimile transmission (receipt of which is confirmed):

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(a)

If to the Parent or the Company, to:

c/o Oppenheimer Holdings Inc.
P.O. Box 2015, Suite 1110
20 Eglinton Avenue West
Toronto, Ontario M4R 1K8
CANADA
Attention:  Albert G. Lowenthal
Facsimile:  (212) 668-8081

with a copy (which shall not constitute notice), to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY  10036
Attention:  Patricia Moran, Esq.
Facsimile:  (212) 735-2000

(b)

If to CIBC, to:

Canadian Imperial Bank of Commerce

Commerce Court West

Toronto, Ontario M5L 1A2
CANADA
Attention:   Richard E. Venn

Facsimile:   (416) 956-6828

with a copy (which shall not constitute notice), to:

Canadian Imperial Bank of Commerce
425 Lexington Avenue, 3rd Floor

New York New York 10017-3903
Attention:  Antonio Molestina, Esq.
Facsimile:  (212) 667-8366

and

Mayer, Brown, Rowe & Maw
1675 Broadway
New York, NY 10019-5820
Attention:  James B. Carlson, Esq.
Facsimile:  (212) 849-5515

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(c)

or to such other Person or address as any Party shall specify by notice in writing to the other Parties.  All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date on which so hand-delivered, on the third business day following the date on which so mailed and on the date on which faxed and confirmed, except for a notice of change of address, which shall be effective only upon receipt thereof.

SECTION 14.

Entire Agreement.  This Agreement constitutes the entire agreement among the undersigned with respect to the subject matter contained herein and therein and supersedes any and all prior agreements or understandings, oral or written, among any or all of the undersigned relating to such subject matter, including the Letter of Intent.  The Parties hereby agree that the Letter of Intent shall terminate in all respects upon the consummation of the Initial Closing.

SECTION 15.

Severability.  Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by law.

SECTION 16.

Binding Effect; Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective heirs, executors, successors and permitted assigns.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by any of the Parties without the prior written consent of the other Parties; provided, that each of the Company and the Parent may, without the prior written consent of CIBC, assign any or all of its respective rights and/or delegate any or all of its respective obligations hereunder to (a) to any Affiliate of the Company or the Parent, (ii) to any subsequent purchaser of the Company or the Parent or substantially all of the assets of the Company or the Parent (whether such sale is structured as a sale of stock, a sale of assets, a merger or otherwise) and (iii) any Person providing the financing of the Company for the transactions contemplated hereby (or any refinancing of such financing) and any such Person may exercise all of the rights and remedies of the Company or the Parent, as applicable, hereunder; provided, however, that no such assignment shall relieve the Company or the Parent, as applicable, of its respective obligations under this Agreement.  Any purported assignment or delegation in violation of this Section 16 shall be null and void.

SECTION 17.

No Third-Party Beneficiaries.  This Agreement is not intended and shall not be deemed to confer upon or give any Person except the Parties and their respective successors and permitted assigns any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Agreement.

SECTION 18.

Counterparts.  This Agreement may be executed in counterparts (including by means of facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed

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counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 19.

Headings.  The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

SECTION 20.

Governing Law.  This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

SECTION 21.

Jurisdiction.  Each Party irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.  Each Party agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for reasons of subject matter jurisdiction, in the Supreme Court of the State of New York, New York County.  Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the Supreme Court of the State of New York, New York County, or (b) the United Sates District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 22.

WAIVER OF JURY TRIAL.  EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THE PARTIES ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH PARTY SHALL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH PARTY FURTHER WARRANTS AND REPRESENTS IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO

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THE TRANSACTIONS CONTEMPLATED HEREBY.  IN THE EVENT OF LITIGATION, THIS SECTION 22 MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 23.

Specific Performance.  Each of the Parties acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching Party would be irreparably and immediately harmed and could not be made whole by monetary damages.  It is accordingly agreed that the Parties (a) shall waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted hereunder.

SECTION 24.

Interpretation.  In this Agreement, unless the context clearly indicates otherwise:

(a)

words used in the singular include the plural and words in the plural include the singular;

(b)

reference to any Person includes such Person's successors and assigns, but only if such successors and assigns are permitted by this Agreement;

(c)

reference to any gender includes the other gender;

(d)

the word "including" (and with correlative meaning "include") shall mean "including but not limited to" or "including without limitation;"

(e)

reference to any Section shall mean such Section of this Agreement, and reference in any Section or definition to any clause shall mean such clause of such Section or definition;

(f)

the words "herein," "hereunder," "hereof," "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof;

(g)

reference to any agreement, instrument or other document shall mean such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

(h)

reference to any law (including statutes and ordinances) shall mean such law (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;

(i)

relative to the determination of any period of time, "from" shall mean "from and including," "to" shall mean "to but excluding" and "through" shall mean "through and including;" and

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(j)

all references to "dollars" or "$" shall mean United States Dollars unless otherwise specifically indicated.

[Remainder of page left blank intentionally]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

OPPENHEIMER HOLDINGS INC.

By: _______________________

Name:  Albert G. Lowenthal

Title:  Chief Executive Officer

E. A. VINER INTERNATIONAL CO.

By: _______________________

Name:  Dennis P. McNamara

Title:  Secretary

CANADIAN IMPERIAL BANK OF COMMERCE

By: ____________________________

Name:

Richard E. Venn

Title:

Senior Executive Vice-President,

Corporate Development

[Signature Page to the Securities Purchase Agreement]

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